Exhibit 99.2
CARDIOVASCULAR SYSTEMS, INC.
PROXY
For a Special Meeting of Shareholders
February 24, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David L. Martin and James E. Flaherty, or either of them acting alone, with the full power of substitution, as proxies to represent and vote, as designated below, all shares of capital stock of Cardiovascular Systems, Inc. registered in the name of the undersigned at the Special Meeting of Shareholders to be held at Cardiovascular Systems, Inc., 651 Campus Drive, St. Paul, Minnesota, on February 24, 2009, at 9:00 a.m Central time, and at all adjournments thereof. The undersigned hereby revokes all proxies previously granted with respect to such meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.
The Board of Directors recommends that you vote “FOR” the following proposals:
1.	Approve and adopt the Agreement and Plan of Merger and Reorganization, dated November 3, 2008, by and among Replidyne, Inc., Responder Merger Sub, Inc., and Cardiovascular Systems, Inc. and the merger contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approve an increase in the number of shares reserved under the Cardiovascular Systems, Inc. 2007 Equity Incentive Plan from 3,379,397 to 3,879,397.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approve an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 or 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Other Matters. In their discretion, the appointed proxies are authorized to vote upon such matters as may properly come before the meeting or any adjournment.

Date: ___________________________, 2009	______________________________________
(Signature)

Printed Name:________________________

______________________________________
(Signature, if held jointly)

Printed Name:________________________

Please fax this proxy to 1-612-492-7077 to the attention of Bonnie Eichers of Fredrikson & Byron, P.A. or mail in the enclosed return envelope	PLEASE SIGN ABOVE exactly as name(s) appear at left and PRINT YOUR NAME BENEATH YOUR SIGNATURE. Indicate, where proper, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.